Exhibit 4.1



                          CELLEGY PHARMACEUTICALS, INC.
                         COMMON STOCK PURCHASE AGREEMENT



         THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 6, 2001, by and among Cellegy Pharmaceuticals, Inc., a California corporation (the "Company"), and the parties listed on the Schedule of Investors separately delivered to the Investors (the "Schedule of Investors") (each hereinafter individually referred to as an "Investor" and collectively referred to as the "Investors").

         1.     AGREEMENT TO PURCHASE AND SELL STOCK.

                1.1 Authorization. As of the Closing (as defined below) the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to 2,747,143 shares of the Company's Common Stock, no par value (the "Common Stock").

                1.2 Agreement to Purchase and Sell. The Company agrees to sell to each Investor at the Closing, and each Investor agrees, severally and not jointly, to purchase from the Company at the Closing, the number of shares of Common Stock for the aggregate price set forth beside such Investor's name on the Schedule of Investors, at the price per share for such Investor set forth on the Schedule of Investors. The shares of Common Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the "Purchased Shares."

         2.  CLOSING.

                2.1 The Closing. The purchase and sale of the Purchased Shares will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Suite 800, Palo Alto, California, at 2:00 p.m. Pacific Time, on June 7, 2001 or at such other time and place as the Company and Investors who have agreed to purchase a majority of the Purchased Shares listed on the Schedule of Investors mutually agree upon (which time and place are referred to in this Agreement as the "Closing"), provided that the closing may not be delayed for more than five business days without the consent of all Investors. At the Closing, the Investor will purchase the number of Purchased Shares hereunder shown on the Schedule of Investors against delivery to the Investor (or its designated custodian) by the Company of a certificate representing such Purchased Shares. The full purchase price for such Purchased Shares shall be paid at Closing by (i) a check payable to the Company's order, (ii) wire transfer of funds to the Company or (iii) any combination of the foregoing.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Investor that, except as set forth in the Disclosure Schedule and Schedule of Exceptions (the "Disclosure Schedule") separately delivered by the


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Company  to the  Investors  (which  Disclosure  Schedule  shall be  deemed to be representations and warranties to the Investors by the Company under this Section and to qualify each of the representations and warranties set forth herein), the statements in the following paragraphs of this Section 3 are all true and correct:

                  3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to conduct its business as currently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on the business, assets, financial condition or results of operations or assets of the Company (the "Business") (such effect referred to as a "Material Adverse Effect").

                  3.2   Capitalization.   Immediately  before  the  Closing  the
capitalization of the Company will consist of the following:

                           (a) Preferred Stock. A total of 5,000,000  authorized
shares of Preferred Stock, no par value per share (the "Preferred Stock"), none of which are issued and outstanding.

                           (b) Common Stock.  A total of  25,000,000  authorized
shares of Common Stock, of which approximately 13,888,302 shares were issued and outstanding as of May 31, 2001.

                           (c) Options,  Warrants,  Reserved Shares. Except for:
(i) the approximately 2,482,908 shares of Common Stock issuable upon exercise of options outstanding as of May 31, 2001, (ii) approximately 16,083 additional shares of Common Stock reserved for issuance under the Company's 1995 Directors Stock Option Plan, (iii) approximately 706,588 additional shares of Common Stock reserved for issuance under the Company's 1995 Equity Incentive Plan and (iv) warrants to purchase an aggregate of approximately 617,700 shares of Common Stock, there are not outstanding any options, warrants, rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock.

                  3.3 Subsidiaries. Except for Cellisis Pharmaceuticals, Inc., Cellegy Australia Pty Ltd, Cellegy International Holdings Ltd., and Cellegy UK Limited, each of which is not a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

                  3.4 Due Authorization; No Violation. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement, has been taken or will be taken prior to the Closing, and


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this  Agreement  constitutes  a valid  and  legally  binding  obligation  of the
Company, enforceable against the Company in accordance with its terms, except as
enforceability  may  be  limited  by  (i)  applicable  bankruptcy,   insolvency,
reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the Restated Articles of Incorporation of the Company (the "Restated Articles") or the Company's Bylaws, (ii) conflict with, result in a violation or breach of, or cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement, instrument or obligation to which the Company is a party, which default would have a Material Adverse Effect or (iii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any governmental authority, in each case applicable to the Company or its properties or assets and which, individually or in the aggregate, would have a Material Adverse Effect. The business and operations of the Company have been conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect.

                  3.5 Valid Issuance of Stock. The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable and free and clear of all pledges, liens, encumbrances and restrictions (other than those arising under federal or state securities laws as a result of the private placement of the Purchased Shares to the Investors) and are not subject to preemptive or other similar rights of any shareholder of the Company.

                  3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the offer, sale and issuance of the Purchased Shares, or the consummation of the transactions contemplated by this Agreement, except for qualifications or filings under the Securities Act of 1933, as amended (the "Act") and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act, and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications will be effective on the Closing, and all such filings be made within the time prescribed by law.

                  3.7 Absence of Changes. After the respective dates as of which information is given in the Company's Proxy Statement for the annual meeting of shareholders held on May 31, 2001, the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, respectively (such documents, together with the Disclosure Schedule, referred to collectively as the "Disclosure Documents"), there has not been (i) any material adverse change in the Business, (ii) any transaction that is material to the Company, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, (iv) any change in the outstanding indebtedness of the Company that is material to the Company, (v) any dividend declared, paid or


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made on the capital stock of the Company or (vi) any loss or damage  (whether or not insured) to the property of the Company which has been sustained which could reasonably be expected to have a Material Adverse Effect.

                  3.8 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the Company's knowledge, currently threatened) against the Company, its activities, properties or assets, which (i) might prevent the consummation of the transactions contemplated hereby or (ii) if adversely resolved against the Company could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement, or would have a Material Adverse Effect.

                  3.9 NASDAQ Listing. The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is listed on The Nasdaq Stock Market, Inc. National Market (the "Nasdaq National Market"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor to the Company's knowledge is the National Association of Securities Dealers, Inc. ("NASD") currently contemplating terminating such listing. The Company and the Common Stock meet the criteria for continued listing and trading on the Nasdaq National Market. The Company shall use its best efforts to comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Purchased Shares and the listing thereof on the Nasdaq National Market. In furtherance thereof, the Company shall use its best efforts to take such actions as may be necessary, and as soon as practicable and in no event later than 30 days after the Closing Date, to file with the Nasdaq National Market an application or other document required by the Nasdaq National Market and pay within the required time period all applicable fees for the listing of the Purchased Shares with the Nasdaq National Market and shall provide evidence of such filing to the Investors. The Company knows of no reason why the Purchased Shares will not be eligible for listing on the Nasdaq National Market.

                  3.10 Exchange Act Filings. The Company has filed in a timely manner all reports and other information required to be filed ("Filings") with the Commission pursuant to the Exchange Act during the preceding twelve calendar months. On their respective dates of filing, the Filings complied in all material respects with the requirements of the Exchange Act, and the published rules and regulations of the Commission promulgated thereunder. On their respective dates of filing, the Filings did not include any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and all financial statements contained in the Filings fairly present the financial position of the Company on the dates of such statements and the results of operations for the periods covered thereby in accordance with generally accepted accounting principles consistently applied throughout the periods involved and prior periods, except as otherwise indicated in the notes to such financial statements.

                  3.11 Disclosure. The representations and warranties made by the Company in this Agreement (including the Disclosure Schedule) and the Filings when read together do not


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contain  any  untrue  statement  of a  material  fact and do not omit to state a material fact necessary to make the statements herein as a whole not misleading.

                  3.12 Governmental Permits, Etc. The Company possesses all licenses, franchises, governmental approvals, permits or other governmental authorizations (collectively, "Authorizations") relating to the operation of the Business, except for those Authorizations the failure of which to possess would not, separately or in the aggregate, have a Material Adverse Effect. To the Company's knowledge after reasonable investigation, the Company is in compliance with the terms of all Authorizations and all laws, ordinances, regulations and decrees which to the Company's knowledge are applicable to the Business, except for such non-compliance which does not, separately or in the aggregate, have a Material Adverse Effect.

                  3.13 Insurance. The Company is covered by insurance with companies the Company believes to be responsible and in such amounts and covering such risks as it believes to be adequate for the conduct of its Business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. The Company has no knowledge that any such carrier has grounds or intends to cancel or fail to renew such policies.

                  3.14 Intellectual Property. The Company owns or possesses the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other rights or interests in items of intellectual property that are material to the Business as operated by it (the "Patent and Proprietary Rights"), except where the failure to own or possess such rights would not have a Material Adverse Effect; the Company has not received notice of any asserted rights with respect to any of the Patent and Proprietary Rights which, if determined unfavorably with respect to the interests of the Company would have a Material Adverse Effect; and the Company has not received notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any of the Patent or Proprietary Rights, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, would result in a Material Adverse Effect.

                  3.15 Financial Statements. The financial statements of the Company and the related notes thereto included in the Disclosure Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, subject in the case of unaudited financial statements, to normal year-end audit adjustments.

                  3.16 Internal  Accounting  Controls.  The Company  maintains a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with


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management's   general  or  specific   authorization,   and  (iv)  the  recorded
accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  3.17 Title. The Company has good and marketable title in fee simple to all real property and personal property owned by it which is material to the business of the Company, in each case free and clear of all liens and encumbrances, except for liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or for equipment leases or operating leases entered into in the ordinary course of the Company's business. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company

         4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS. Each Investor hereby represents and warrants to, and agrees with, the Company, that:

                  4.1 Authorization. All corporate action on the part of the Investor and its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Investor under, this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

                  4.2 Purchase for Own Account. The Purchased Shares to be purchased by such Investor hereunder will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, such Investor also represents that such Investor has not been formed for the specific purpose of acquiring Purchased Shares.

                  4.3 Disclosure of Information. The Investor has received a copy of the Disclosure Documents and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by the Investor under this Agreement. Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.


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                  4.4 Investment Experience.  Such Investor understands that the purchase of the Purchased Shares involves substantial risk. Such Investor: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor's investment in the Purchased Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons.

                  4.5 Accredited Investor Status. Unless otherwise expressly indicated on the Schedule of Investors to this Agreement, such Investor is an "accredited investor" within the meaning of Regulation D promulgated under the Act.

                  4.6 Restricted Securities. Such Investor understands that the Purchased Shares are characterized as "restricted securities" under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and the Rules and Regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Investor represents that such Investor is familiar with Rule 144 of the Commission and understands the resale limitations imposed thereby and by the Act.

                  4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Purchased Shares unless and until:

                           (a) there is then in effect a registration  statement
under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and the provisions of Section 7 of this Agreement; or

                           (b) (i) such Investor shall have notified the Company
of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company, at the expense of such Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

                  Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required:
(i) for any routine transfer of any Purchased Shares in compliance with Rule 144 or Rule 144A (except that an opinion of counsel may be required for other than routine Rule 144 transactions), or (ii) for any transfer of Purchased Shares by an Investor that is a partnership, limited liability corporation ("LLC") or a corporation to (A) a partner of such partnership, member of such LLC or shareholder of such corporation, or (B) the estate of any such partner, member or shareholder, or (iii) for the transfer by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or


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ancestors or any trust for any of the foregoing;  provided,  that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 (other than Section 4.5) to the same extent as if the transferee were an original Investor hereunder.

                  4.8 Legends. It is understood that the certificates evidencing the Purchased Shares will bear the legends set forth below:

                           (a) THE SECURITIES  REPRESENTED  HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                           (b) THE  SHARES  EVIDENCED  BY THIS  CERTIFICATE  ARE
SUBJECT TO THE PROVISIONS OF, AND MAY HAVE CERTAIN REGISTRATION RIGHTS PURSUANT TO, THE PROVISIONS OF A PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, WHICH MAY RESTRICT THE TRANSFER OF SUCH SHARES IN CERTAIN CIRCUMSTANCES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY'S PRINCIPAL OFFICE.

         The legends set forth in (a) and (b) above shall, upon the request of an Investor, be promptly removed by the Company from any certificate evidencing Purchased Shares upon delivery to the Company of an opinion of counsel to the Investor, reasonably satisfactory to the Company, that the legended security can be freely transferred in a public sale without a registration statement being in effect under the Act and in compliance with exemption requirements under applicable state securities laws and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares; provided, however, that no such opinion shall be required in connection with routine sales of Purchased Shares pursuant to the Shelf Registration Statement (as defined below) or routine requests for legend removal where the Purchased Shares can be sold by an Investor pursuant to the provisions of Rule 144(k). In connection with any such opinion, the Investor shall provide such certifications as may be reasonably be deemed necessary for the delivery of such opinion.

                  4.9 Resale Restrictions. The Investor will not, prior to the effectiveness of the Shelf Registration Statement (as defined below) directly or indirectly offer, sell, contract or grant an option to sell, pledge, encumber, or otherwise dispose of or otherwise transfer, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic


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consequences of ownership of (whether any such transaction described above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise) (a "Disposition"), any Purchased Shares (other than to donees, shareholders or partners of the Investor who agree to be similarly bound), and after the effective date of the Shelf Registration Statement the Investor will not make any Disposition of Purchased Shares in violation of the Securities Act.

         5. CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING.

                  5.1 Closing. The obligations of each Investor under Section 2 of this Agreement to purchase the Purchased Shares at the Closing are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, and the Company shall use all reasonable efforts to cause such conditions to be satisfied on or before the Closing:

                           5.1.1  Representations  and Warranties  True. Each of
the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                           5.1.2  Performance.  The Company shall have performed
and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                           5.1.3 Compliance Certificate.  The Company shall have
delivered to the Investors at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Sections 5.1.1 and 5.1.2 have been fulfilled.

                           5.1.4 Registration;  Securities Exemptions. The offer
and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements under the Act and the California Corporate Securities Law of 1968, as amended, and the rules thereunder (the "Law") and the registration and/or qualification requirements of all other applicable state securities laws.

                           5.1.5 No  Material  Change.  There shall have been no
material adverse change in the Business from the date of this Agreement.

                           5.1.6 Opinion of Counsel.  The  Investors  shall have
received an opinion of counsel to the Company substantially in the form of Exhibit A attached hereto.

         6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.

                  6.1. Closing. The obligations of the Company under this Agreement to sell the Purchased Shares to the Investors at the Closing are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by the Investor, and each Investor shall use all reasonable efforts to cause such conditions to be satisfied on or before the Closing:

                           6.1.1    Representations    and    Warranties.    The
representations and warranties of the Investor contained in Section 4 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                           6.1.2 Payment of Purchase  Price.  The Investor shall
have delivered to the Company the purchase price for the Purchased Shares specified for such Investor on the Schedule of Investors attached hereto, in accordance with the provisions of Section 2, subject to the Company's delivery of certificates for such shares.

                           6.1.3 Registration;  Securities Exemptions. The offer
and sale of the Purchased Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements under the Act and shall be exempt from the qualification requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

         7. REGISTRATION RIGHTS.

                  7.1 Definitions. For purposes of this Agreement:

                           (a) Form S-3.  The term  "Form  S-3"  means such form
under the Act as is in effect on the date hereof or any successor registration form under the Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

                           (b) Holder.  The term "Holders" shall mean holders of
Registrable Securities that have registration rights pursuant to this Agreement.

                           (c) Registration. The terms "register," "registered,"
and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

                           (d)  Registrable  Securities.  The term  "Registrable
Securities" means: (1) all of the Purchased Shares, (2) any shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Purchased Shares and (3) any additional shares issued pursuant to Section 7.2(a); provided, however, that the term "Registrable Securities" shall exclude in all events (and such securities shall not constitute "Registrable Securities") (i) any Registrable Securities sold or transferred by a person in a transaction in which the registration rights granted under this Agreement are not assigned in accordance with the provisions of this Agreement, (ii) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the Commission or sold pursuant to Rule 144 promulgated under the Act ("Rule 144") or (iii) as to any Holder, the Registrable Securities held by such Holder if all of such Registrable Securities can be publicly sold without volume restriction within a three-month period pursuant to Rule 144.

                           (e) Prospectus:  The term "Prospectus" shall mean the
prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement), and all other
amendments  and   supplements  to  the  Prospectus,   including   post-effective
amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                           (f) Shelf Registration Statement. See Section 7.2(a).

                  7.2 Form S-3 Shelf Registration.

                                    (a) Registration.  The Company shall prepare
and file with the Commission within 45 days following the Closing and use its best efforts (i) to have declared effective as soon as practicable thereafter (but in any event within 120 days after the Closing), a registration statement on Form S-3 (or, if the Company is not then eligible to use Form S-3, then another appropriate form) providing for the resale by the Holders of all of the Registrable Securities (the "Shelf Registration Statement"), (ii) cause the Purchased Shares to be listed on the Nasdaq National Market, and (iii) provide a transfer agent and registrar for all securities registered pursuant to the Shelf Registration Statement and a CUSIP number for all such securities. The Shelf Registration Statement may include securities other than those held by Holders. If the Shelf Registration Statement is not filed within 45 days after the Closing Date, or is not declared effective by October 6, 2001 and does not remain effective for 45 continuous days after its effective date (except for the duration of any Blackout Notice as described in Section 7.2(b) below), then the Investors holding Registrable Securities shall be entitled to receive from the Company (pro rata in accordance with their ownership of Registrable Securities) an aggregate number of shares of Common Stock equal to 1% of the number of Purchased Shares for each month (and prorated for any partial month) after October 6, 2001, that the Shelf Registration Statement is not declared effective (or does not remain effective), up to a maximum aggregate amount of 5% of the Purchased Shares. The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective (subject to Section 7.2(b)), pursuant to the Act and the Rules and Regulations promulgated thereunder, until the earlier to occur (i) the second anniversary of the Closing Date, (ii) as to a particular Holder, the date on which the Holder may sell all Shares then held by the Holder without restriction by the volume limitations of Rule 144(e) of the Securities Act, and (iii) such time as all Registrable Securities held by such Holder have been sold (A) pursuant to the Shelf Registration Statement, (B) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, and/or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities

Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale. In the event that the Shelf Registration Statement shall cease to be effective, the Company shall promptly prepare and file a new registration statement covering the Registrable Securities and shall use its best efforts to have such registration statement declared effective as soon as possible. Any such registration statement shall be considered a "Shelf Registration Statement" hereunder.

                           (b)  Blackout  Notice.  In the  event  (i)  that  the
Company concludes that it is necessary for the Company to supplement the Prospectus or make an appropriate filing under the Exchange Act so as to cause the Prospectus to become current, or (ii) that, in the judgment of the President, Chief Executive Officer or the Company's Board of Directors, it is advisable to suspend use of the Prospectus for a discrete period of time due to undisclosed pending corporate developments or pending public filings with the Commission (which need not be described in detail), the Company shall deliver a written notice (the "Blackout Notice") to the Holder to the effect of the foregoing and, upon delivery of the Blackout Notice, the Holder shall not sell any Purchased Shares or any other securities of the Company that are held by the Holder, shall not otherwise engage in any other Disposition with respect to the Company's securities, and shall not disclose to any third party that such a notice has been given or the contents of the notice. Such restrictions on sale of the Registrable Securities shall cease upon the Holder's receipt of copies of the supplemented or amended Prospectus, or at such time as the Holder is advised in writing by the Company that the Prospectus may be used, and at such time as the Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus and which are required to be delivered as part of the Prospectus. In any event, such restrictions shall terminate no later than 45 days after the date of delivery of the Blackout Notice. If the Company has delivered a Blackout Notice within 90 days of the date that it delivers another Blackout Notice pursuant this section, then the 45-day time period set forth in the preceding sentence shall be shortened so that the restrictions imposed by the Blackout Notice shall expire no later than 10 days after delivery of such Blackout Notice.

                           (c)  Expenses.  The  registration  fees and  expenses
incurred by the Company in connection with the Shelf Registration Statement and actions taken by the Company in connection with any Blackout Notice, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, shall be borne by the Company. Holder shall be responsible for any fees and expenses of its counsel or other advisers.

                  7.3 Obligations of the Company. The Company shall furnish to the Holder such number of copies of a Prospectus, including a preliminary
Prospectus, in conformity with the requirements of the Act, and such other documents (including supplements or prospectus amendments) as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by it that are included in such registration. In addition, whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                           (a) Use its best  efforts to (i) register and qualify
the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, (ii) to keep such registration or qualification in effect for so long as the Shelf Registration Statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the securities to be sold by the Holders, consistent with the plan of distribution described in the prospectus included in the Shelf Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act or applicable rules or regulations thereunder.

                           (b) Notify the Holder  promptly (i) of any request by
the Commission or any other federal or state governmental authority during the period of effectiveness of a registration statement for amendments or supplements to such registration statement or related prospectus or for additional information, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                           (c)  Make  every  reasonable  effort  to  obtain  the
withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

                           (d) Use its best  efforts  to cause  all  Registrable
Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the company are then listed.

                  7.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 7.2 that the Holder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

                  7.5 Indemnification. For the purposes of this Section 7.5, the term "registration statement" shall include any final Prospectus, exhibit, supplement, amendment or other document included in, filed as part of, deemed to be a part of, or otherwise relating to the Shelf Registration Statement referred to in this Section 7. In the event any Registrable Securities are included in a registration statement under this Agreement:

                           (a) By the Company.  To the extent  permitted by law,
the Company will indemnify and hold harmless the Holder, the officers and directors, trustees, each person, if any, who controls the Holder and any underwriter for each (as defined in the Act) (such persons and entities referred to as "Holder Indemnified Parties"), against any losses, expenses, damages or liabilities (including in settlement of any claim) to which they may become subject under the Act, the Exchange Act or other federal or state law (a "Loss"), insofar as such Losses (or actions in respect thereof) arise out of any claim, action or proceeding brought by a third party arising out of or based upon any of the following statements, omissions or violations (collectively a "Violation"):

                           (i) any untrue  statement or alleged untrue statement
                  of a material fact contained in a registration statement, filed pursuant to this Section 7;

                           (ii) the  omission or alleged  omission to state in a
                  registration statement filed pursuant to this Section 7 a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                           (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any federal or state securities law, in each case in connection with the offering covered by such registration statement;

                           (iv) any failure by the Company to fulfill any undertaking included in a registration statement;

                           (v)  any  material  breach  of  any   representation,
                  warranty or covenant made by the Company in this Agreement;

and the Company will reimburse each Holder Indemnified Party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending or settling, compromising or paying an award granted in any proceeding relating to any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss, if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by the Holder Indemnified Party; and provided further, that the Company will not be liable for the reasonable legal fees and expenses of more than one counsel to the Holder Indemnified Parties.

                           (b) By the Holder.  To the extent  permitted  by law,
each Holder (severally and not jointly with any other Holder) will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls the Company within the meaning of the Act (such persons and entities referred to as "Company Indemnified Parties") against any Losses to which such Company Indemnified Parties may become subject under the Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration statement; and the Holder will reimburse any legal or other expenses reasonably incurred by such Company Indemnified Parties in connection with investigating or defending any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holder; provided further, that the Holder shall not be liable for the reasonable legal fees and expenses of more than one counsel to the Company Indemnified Parties; and provided further, that the total amounts payable in indemnity by the Holder under this subsection in respect of any Violation shall not exceed the net proceeds received by the Holder in the registered offering out of which such Violation arises.

                           (c) Notice.  Promptly after receipt by an indemnified
party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to a majority in interest of the indemnified parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if the indemnified party has been advised in writing by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section to the extent such delay caused material prejudice to the indemnified party, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

                           (d)  Defect  Eliminated  in  Final  Prospectus.   The
foregoing indemnity agreements of the Company and the Holder are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) of the Commission (the "Final Prospectus"), such indemnity agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished in a timely manner to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

                           (e)  If the  indemnification  provided  for  in  this
Section 7.5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or a Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if all Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Holder shall be required to contribute any amount in excess of the net amount received by the Holder from the sale of the Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Contribution (together with any indemnification or other obligations under this Agreement) by any Holder (including any Indemnified Person associated with such Holder) shall be limited in amount to the net amount of proceeds received by such Holder from the sale of the Registrable Securities

                           (f) Survival.  The obligations of the Company and the
Holder under this Section shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

                  7.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission, which may at any time permit the sale of the Registrable Securities to the public without registration, for a period of two years following the Closing Date, the Company agrees to:

                           (a)   Make   and  keep   adequate,   current   public
information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

                           (b) File with the  Commission  in a timely manner all
reports and other documents required of the Company under the Exchange Act; and

                           (c)  So  long  as the  Holder  owns  any  Registrable
Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

                  7.7 Termination of Cellegy's Obligations. The Company shall have no obligation to register, or maintain, a registration statement governing Registrable Securities and the restrictive legend described in Section 4.8 will be removed from any certificate representing the Purchased Shares, (i) if all Registrable Securities have been registered and sold pursuant to registrations effected pursuant to this Agreement, or (ii) with respect to any particular Holder, at such time as all Registrable Securities held by such Holder may be sold without any volume restrictions within a three month period under Rule 144, as it may be amended from time to time, including but not limited to amendments that reduce that period of time that securities must be held before such securities may be sold pursuant to such rule.

                  7.8 Piggyback Registrations. (a) The Company shall use its best efforts to notify all Holders of Registrable Securities in writing at least twenty (20) days before filing any registration statement under the Act for purposes of effecting an underwritten public offering by the Company of securities of the Company (excluding registration statements relating to any employee benefit plan or a corporate merger, acquisition or reorganization, or any Form S-3 or similar shelf registration statements relating to the non-underwritten offer and sale of securities for the account of persons or entities other than the Company) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any such registration statement filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Holders' rights to include any Registrable Securities in any offering under this Section are subject in all events to the ability of the managing underwriter for such offering to exclude some or all of the Registrable Securities requested to be registered on the basis of a good faith determination that inclusion of such securities might adversely affect the success of the offering or otherwise adversely affect the Company. Any such exclusion shall be pro rata among all Holders who have requested to sell Registrable Securities in such registration.

                           (b) Underwriting.  If a registration  statement under
which the Company gives notice under this Section is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such

Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting and shall furnish such information and documents as the Company or the managing underwriter or underwriters may reasonably request. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude Registrable Securities from the registration and the underwriting, pro rata among all Holders who have requested to sell Registrable Securities in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                           (c) Expenses.  The Holders shall be  responsible  for
their pro rata share of registration fees and underwriters' and brokers' discounts and commissions relating to any Registrable Securities included in such registration. Other registration expenses (such as legal and accounting fees of counsel to the Company, printing fees, road show expenses, and the like) shall be shall be borne by the Company.

                           (d) Number of Piggyback Registrations.  The piggyback
registration rights granted to the Holders under this Section shall apply to the first three registrations filed by the Company after the Closing.

         8. ASSIGNMENT. Notwithstanding anything herein to the contrary, the registration rights of the Holder under Section 7 hereof may be assigned only to a party who acquires from the Holder at least 100,000 shares of Registrable Securities (as such number may be adjusted to reflect subdivisions, combinations and stock dividends of the Company's Common Stock), (such party is referred to as a "Assignee"); provided, however, that (w) no party may be assigned any of the foregoing rights until the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the Assignee and identifying the securities of the Company as to which the rights in question are being assigned; (x) that any such Assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement; and
(y) no such assignment or assignments shall increase the obligations of the Company hereunder.

         9. MISCELLANEOUS.

                  9.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors, their counsel or the Company, as the case may be.

                  9.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                  9.3 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

                  9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits, and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                  9.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, by telecopier or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified in the case of the Company, at 349 Oyster Point Boulevard, South San Francisco, CA 94080, Attention: President, with a copy to C. Kevin Kelso, Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306, or in the case of Investor, at the record address for such Investor as reflected on the books of the Company, or at such other address as any party may designate by giving ten (10) days advance written notice to the other party. Notices shall be deemed delivered upon delivery if personally delivered, one business day after transmission with confirmation of receipt if sent by telecopier, or three days after deposit in the mails if mailed.

                  9.7 No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and to hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  9.8 Costs, Expenses. Each party's costs in connection with the preparation, execution delivery and performance of this Agreement (including without limitation legal fees) shall be borne by that party.

                  9.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors holding a majority of the Purchased Shares purchased hereunder; provided, however, that no amendment or waiver of the Company's obligations under Section 7 of this Agreement that significantly and adversely affects the rights of a holder of Purchased Shares shall be binding upon that holder unless that holder has consented in writing to such amendment or waiver. Subject to the limitations set forth in the preceding sentence, any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Purchased Shares at the time outstanding (even if such Investor or other holder did not vote with respect to, or voted against, such amendment or waiver), each future holder of such securities, and the Company. The Investors acknowledge that by virtue of this provision, holders of a majority of the Purchased Shares may bind other holders to amendment or waivers that such other holders may have voted to oppose.

                  9.10 Severability. If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  9.11 Entire Agreement. This Agreement, together with any exhibits or schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

                  9.12 Further Assurances. From and after the date of this Agreement, upon the request of an Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  9.13  Termination.

                           (a) By the Investor:  The Investor may terminate this
Agreement immediately if, at any time prior to the Closing, the Company shall cease conducting business in the normal course; become insolvent or become unable to meet its obligations as they become due; make a general assignment for the benefit of creditors; petition, apply for, suffer or permit with or without its consent the appointment of a custodian, receiver, trustee in bankruptcy or similar officer for all or any substantial part of its business or assets; avail itself or become subject to any proceeding under the Federal Bankruptcy Code or any similar state, federal or foreign statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolutions or liquidation.

                           (b) By the Company:  The Company may  terminate  this
Agreement at any time prior to the Closing if the Investors have not agreed to purchase an aggregate of at least 2,000,000 shares pursuant to the Agreements prior to June 20, 2001 or such later date as the Company shall have agreed to extend the offering.



                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

THE COMPANY:                                   INVESTORS:
-----------                                    ----------

Cellegy Pharmaceuticals, Inc.,
  a California corporation                     Caduceus Private Investments, LP
                                               ---------------------------------
                                               Name of Investor

                                               Orbimed Associates LLC
                                               ---------------------------------
By:   /s/ A. Richard Juelis                    Name of Investor
     ---------------------------------------
                                               PW Juniper Crossover Fund, L.L.C.
                                               ---------------------------------
Title:   VP, Finance & CFO                     Name of Investor
        ------------------------------------
                                               SAFECO COMMON STOCK TRUST
                                               ---------------------------------
                                               Name of Investor

                                               SAFE RESOURCE SERIES TRUST
                                               ---------------------------------
                                               Name of Investor

                                               First Health, L.P.
                                               ---------------------------------
                                               Name of Investor

                                               First Health Associates, L.P.
                                               ---------------------------------
                                               Name of Investor

                                               First Health Limited
                                               ---------------------------------
                                               Name of Investor

                                               Four Partners
                                               ---------------------------------
                                               Name of Investor

                                               JALAA Equities, LP
                                               ---------------------------------
                                               Name of Investor

                                               Knott Partners, LP
                                               ---------------------------------
                                               Name of Investor

                                               Dorset Management
                                               ---------------------------------
                                               Name of Investor

                                               GMT Capital Corp.
                                               ---------------------------------
                                               Name of Investor

                                               Thomas E. Claugus
                                               ---------------------------------
                                               Name of Investor


                           [COUNTERPART SIGNATURE PAGE
                        COMMON STOCK PURCHASE AGREEMENT]